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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                                NOVEMBER 20, 2000




                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)



          MASSACHUSETTS                   0-14680               06-1047163
  (State or other jurisdiction       (Commission File          (IRS Employer
       of incorporation)                  Number)           Identification No.)




               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                 (617) 252-7500



                   (Former Name, if Changed Since Last Report)

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ITEM 5.           OTHER EVENTS.

         On November 20, 2000, Genzyme Corporation ("Genzyme") exercised its option to purchase all of the outstanding Class A limited partnership interests of Genzyme Development Partners, L.P. pursuant to the terms of the Partnership Purchase Option Agreement dated as of September 13, 1989 and filed as Exhibit 10(dd) to Genzyme's Registration Statement on Form S-4, File No. 33-32343. Genzyme will purchase each Class A limited partnership interest on January 12, 2001 for an advance cash payment price of $35,000 (or $17,500 for each half interest) plus royalties on sales of the Sepra products for ten years as provided under the Partnership Purchase Agreement. The aggregate advance cash payment price for the Class A limited partnership interests will be approximately $26 million. For further details on how the royalties are paid, you should read the Partnership Purchase Agreement, which has been filed as
Exhibit 10(ee) to Genzyme's Registration Statement on Form S-4, File No.
33-32343.




                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 20, 2000               GENZYME CORPORATION


                                       By:      /s/ Earl M. Collier, Jr.
                                          --------------------------------------
                                                Earl M. Collier, Jr.
                                                Executive Vice President;
                                                President, Genzyme Surgical
                                                Products